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                                                                   Exhibit 10.29

                           INDEMNIFICATION AGREEMENT
                           -------------------------


          INDEMNIFICATION AGREEMENT (this "Agreement") dated as of May 17, 2000 among Synapse Group, Inc., a Delaware corporation (together with any successor entity, "Synapse"), Mr. Jay S. Walker, an individual residing in the State of Connecticut ("Walker"), and NSSI Holdings Inc., a Delaware corporation (together with any successor entity, "Time") and an indirect wholly owned subsidiary of Time Inc., a Delaware corporation.

          WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of May 17, 2000 ("Synapse Agreement"), by and between Synapse and Time, Time is acquiring from Synapse 3,125,000 shares of Series C Preferred Stock, par value $0.001 per share, of Synapse for an aggregate purchase price of $25 million (the "Synapse Purchase Price"); and

          WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of May 17, 2000 ("Walker Agreement"), by and between Walker and Time, Time is acquiring from Walker 1,511,592.507 shares of Class A Common Stock, par value $0.001 per share, of Synapse and 5,363,407.493 shares of Class B Common Stock, par value $0.001 per share, of Synapse for an aggregate purchase price of $55 million (the "Walker Purchase Price"); and

          WHEREAS, as a condition to Time's entering into the Synapse Agreement and the Walker Agreement, Time has required that each of Synapse and Walker indemnify Time against Losses (as hereinafter defined);

          WHEREAS, Synapse has agreed to provide such indemnification to Time, on the terms and subject to the conditions of the Synapse Agreement; and

          WHEREAS, Walker has agreed to provide such indemnification to Time, on the terms and subject to the conditions of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties agree as follows:
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                                   ARTICLE I

                                INDEMNIFICATION

          Section 1.1  Indemnification by Walker.
                       -------------------------

                  (a) Subject to the terms of this Article I, Walker agrees to indemnify, defend and hold harmless Time and its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and their respective officers, directors, employees, subsidiaries, partners, members and controlling persons (each, a "Time Indemnified Party") to the fullest extent
                              ----------------------
permitted by law from and against any and all losses and any and all actions, proceedings, claims, complaints, disputes, arbitrations or investigations or written threats thereof (collectively, "Claims") (including any Claim by a third
                                        ------
party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Time Indemnified Party) or other liabilities (collectively, "Losses") resulting from, arising out of or relating to (i) the
                ------
breach by Walker of any representation, warranty or covenant of Walker set forth in Section 2 of the Walker Agreement or relating to the breach of any other agreement by Walker in the Walker Agreement or (ii) a Synapse Loss (as hereinafter defined); provided, that if and to the extent that such
                      --------
indemnification is unenforceable for any reason, Walker shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. In connection with the obligation of Walker to indemnify the Time Indemnified Parties for expenses as set forth above, Walker shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Time Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Time Indemnified Party, provided that Walker shall not be liable for the fees and
                   --------
expenses of more than one counsel for all Time Indemnified Parties); provided, that such Time Indemnified Party undertakes in writing to repay Walker for such expenses in the event it is ultimately determined that the Time Indemnified Party was not entitled to indemnification pursuant to this Agreement.

                  (b) Notwithstanding anything to the contrary contained herein and subject to the terms of this Article I, Walker shall not be obligated to indemnify any Time Indemnified Party with respect to Synapse Losses unless:

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                       (i)   Synapse has made payments to the Time Indemnified
     Parties pursuant to Article 7 of the Synapse Agreement in an aggregate amount equal to the Synapse Purchase Price or Synapse Losses exceed the Synapse Purchase Price, in either of which events Walker shall indemnify the Time Indemnified Parties for Synapse Losses only to the extent in excess of the Synapse Purchase Price (subject to subsection (c) below); or

                       (ii) prior to such time as Synapse shall have made payments to the Time Indemnified Parties pursuant to Article 7 of the Synapse Agreement in an aggregate amount equal to the Synapse Purchase Price (x) Synapse has failed to make any payment to a Time Indemnified Party within 90 days after demand has been duly made by the Time Indemnified Party in accordance with Article 7 of the Synapse Agreement and
     (y) such failure to pay is as a result of a Synapse Insolvency (as hereinafter defined), in which event Walker shall indemnify the Time Indemnified Parties for the full amount of such Synapse Losses (subject to subsection (c) below).

                  (c) Notwithstanding anything to the contrary contained herein, the aggregate amount of all payments made by Walker to the Time Indemnified Parties in respect of any and all Losses (including Synapse Losses) shall not exceed the Walker Purchase Price.

                  (d) As used herein, "Synapse Losses" means Losses arising as a result of the breach by Synapse of any representation, warranty or covenant set forth in Section 3 of the Synapse Agreement, other than those set forth in
Section 3.1, 3.2, 3.3, 3.4, 3.11, and 3.18 thereof, for which Synapse is liable to indemnify Time pursuant to Article 7 of the Synapse Agreement; provided,
                                                                  --------
however, that, notwithstanding anything to the contrary contained in the Synapse
-------
Agreement, Synapse Losses shall not include any Consequential Damages (as hereinafter defined).

                  (e) As used herein, "Synapse Insolvency" means (i) Synapse shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it insolvent, or seeking reorganization, arrangement, adjustment, winding-up,

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liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for Synapse or for all or any substantial part of its assets or Synapse shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Synapse any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) Synapse shall fail to pay, or shall admit in writing its inability to pay, or shall be unable to pay its debts generally as they become due; or (iv) the making of any levy on or judicial seizure or attachment of a material part of the assets of Synapse or the taking of possession by a receiver, custodian, trustee, liquidator or similar official of or for Synapse of a material part of its assets, and such levy, seizure, attachment or taking has the effects set forth in clause (iii) above, or the entry of an order for any of the foregoing, if such order has not been vacated, discharged, or stayed or bonded within 30 days from the entry thereof; or (v) the liabilities of Synapse shall exceed its assets (excluding for this purpose, all deferred subscription revenues and associated deferred charges); or (vi) the dissolution or liquidation of Synapse.

          Section 1.2  Indemnification by Time.
                       -----------------------

                  (a) Subject to the terms of this Article I, Time agrees to indemnify, defend and hold harmless Walker to the fullest extent permitted by law from and against any and all Losses resulting from, arising out of or relating to any breach of any representation, warranty or covenant of Time set forth in Section 3 of the Walker Agreement or relating to the breach of any other agreement of Time in the Walker Agreement; provided, that if and to the
                                                 --------
extent that such indemnification is unenforceable for any reason, Time shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. In connection with the obligation of Time to indemnify for expenses set forth above, Time shall, upon presentation of appropriate invoices containing reasonable detail, reimburse Walker for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by Walker); provided, that Walker undertakes in
                                        --------
writing to repay Time for such expenses in the event it is ultimately determined that Walker was not entitled to indemnification pursuant to this Agreement.

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                  (b)  Notwithstanding anything to the contrary contained
herein, the aggregate amount of all payments made by Time to Walker in respect of any and all Losses shall not exceed the Walker Purchase Price.

          Section 1.3  Notification by the Parties.
                       ---------------------------

                  (a) Each Time Indemnified Party or Walker, as the case may be (for purposes of this Section 1.3, an "Indemnified Party"), under this Article I
                                       -----------------
shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from Walker, in the case of a Time Indemnified Party, or Time, in the case of Walker (for purposes of this Section 1.3, an Indemnifying Party), under this Article I, notify the Indemnifying Party
        ------------------
in writing of the commencement thereof; provided, however, that with respect to
                                        --------  -------
any Synapse Losses, a Time Indemnified Party shall notify both Synapse and Walker, and both Synapse and Walker shall be deemed Indemnifying Parties with respect thereto for purposes of this Section 1.3. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party except to the extent that the Indemnifying Party is actually prejudiced thereby. Subject to Section 1.4, in case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may retain separate counsel to
--------  -------
participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would warrant such separate representation; provided,
                                                                 --------
however, that the Indemnifying Party shall not be liable for the fees and
-------
expenses of more than one counsel to all Indemnified Parties.

                  (b) Subject to Section 1.5, the Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or

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proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an
Indemnified Party without the Indemnifying Party's written consent. The rights accorded to an Indemnified Party hereunder shall be the exclusive rights and remedies of any Indemnified Party, regardless of any rights that may arise under common law, separate agreement or otherwise; provided, however, that
                                             -----------------
notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article I shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

          Section 1.4  Walker/Synapse Procedures.  Synapse shall, promptly after
                       -------------------------
the receipt of notice of the commencement or threatened commencement of any action, investigation, claim or other proceeding against a Time Indemnified Party that may result in Synapse Losses or any other request by a Time Indemnified Party for indemnification pursuant to the Synapse Agreement that may result in Synapse Losses, notify Walker in writing of the commencement thereof. In the event of any such action, investigation, claim or other proceeding or any such other request for indemnification by a Time Indemnified Party, Walker and his counsel shall be entitled to participate in all negotiations and meetings with Synapse, Time and third-party litigants, as applicable, and in all court proceedings and other events relating to the defense thereof, at Walker's expense, as if Walker were a party to such action, investigation, claim or other proceeding, and to have an opportunity to review, discuss and comment upon all correspondence with Time and third-party litigants, as applicable, and court filings of or on behalf of Synapse in connection therewith; provided, however,
                                                            --------  -------
that (i) upon the occurrence of a Synapse Insolvency or (ii) if Walker shall be liable for the entire amount of such Synapse Loss pursuant to Section 1.1(b)(i), Walker shall be entitled to unilaterally assume the defense of such action, investigation, claim or other proceeding.

          Section 1.5  Consent to Settlements/Collateral Estoppel.  Each of
                       ------------------------------------------
Synapse and Time agrees that it will not, without the prior written consent of Walker, which consent shall not be unreasonably withheld or delayed, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating in any way to a Synapse Loss. Notwithstanding any other provision hereof, any finding of fact or law and any judgment, ruling, order or other disposition by a tribunal having jurisdiction in the matter shall be binding upon Walker to the full extent as if

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he were a party to the relevant proceeding. The failure of Synapse to give
Walker any notice required hereunder or to permit Walker to exercise his rights pursuant to Section 1.4 above shall not affect the rights of any Time Indemnified Party under this Agreement; provided, that such Time Indemnified
                                        --------
Party has complied with its obligations to provide notice under this Agreement and Article 7 of the Synapse Agreement (but no failure of a Time Indemnified Party to so comply shall affect the rights of such Time Indemnified Party hereunder, except to the extent that Walker is actually prejudiced thereby) ; and provided, further, that nothing contained herein shall affect the rights of
    --------  -------
Walker against Synapse for any breach by Synapse of this Agreement, including
Section 1.4 hereof.

          Section 1.6  Consequential Damages.  Notwithstanding anything to the
                       ---------------------
contrary contained herein, neither Walker nor Time shall be obligated to indemnify the other for any special damages, consequential damages, punitive damages or lost profits (collectively "Consequential Damages").

                                  ARTICLE II

                                 MISCELLANEOUS

          Section 2.1  Notices.  All notices, demands and other communications
                       -------
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery to the addresses set forth below:

                  (a)  if to Synapse:

                       Synapse Group, Inc.
                       4 High Ridge Park
                       Stamford, Connecticut 06905-1325
                       Attention: Mr. Michael Loeb

                       with a copy to:

                       Hale and Dorr LLP
                       60 State Street
                       Boston, Massachusetts  02109
                       Attention: John H. Chory, Esq.

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

                  (b)  if to Time:

                       NSSI Holdings Inc.
                       c/o Time Inc.
                       1271 Avenue of the Americas
                       New York, New York 10020
                       Attention: Mr. Jeremy Koch

                       with copies to:

                       Time Inc.
                       1271 Avenue of the Americas
                       New York, New York 10020
                       Attention:  General Counsel

                       and

                       Patterson, Belknap, Webb & Tyler LLP
                       1133 Avenue of the Americas
                       New York, New York 10036
                       Attention: John P. Schmitt, Esq.

                  (c)  If to Walker:

                       Jay S. Walker
                       c/o Walker Digital, LLC
                       Five High Ridge Park
                       Stamford, Connecticut 06905

                       with a copy to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       One Rodney Square
                       P.O. Box 636
                       Wilmington, Delaware 19899
                       Attention: Patricia Moran Chuff, Esq.

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All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed.

          Section 2.2  Successors and Assigns; Third-Party Beneficiaries.  This
                       -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Party hereto may assign any of its rights under this Agreement without the written consent of the other parties. Except as provided in Article I, no one other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          Section 2.3  Amendment and Waiver.
                       --------------------

                 (a) No failure or delay on the part of Walker, Synapse or Time in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are the exclusive remedies available to Walker and Time against each other in connection with the transactions contemplated hereby and by the Walker Agreement, other than remedies of specific performance and injunctive relief.

                 (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Walker, Synapse or Time from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by Walker, Synapse and Time.

          Section 2.4 Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 2.5 Headings.  The headings in this Agreement are for
                      --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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          Section 2.6 Pronouns.  All pronouns and any variations thereof refer
                      --------
to the masculine, feminine or neuter, singular or plural, as the context may require.

          Section 2.7 GOVERNING LAW; JURISDICTION.  THIS AGREEMENT SHALL BE
                      ---------------------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION. The parties hereto agree that any suit, action or proceeding instituted against either of them with respect to this Agreement (including any exhibits hereto) shall be brought in any federal or state court located in New York, New York. The parties hereto, by the execution and delivery of this Agreement, irrevocably waive any objection or defense to the institution of any action in New York, New York based on improper venue, the convenience of the forum or the jurisdiction of such courts, or to the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to the service of process by certified mail at the address set forth in Section 2.1 hereof.

          Section 2.8 Entire Agreement.  This Agreement and the Walker
                      ----------------
Agreement are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with Walker Agreement, supersede all prior agreements and understandings between the parties with respect to such subject matter.


                           [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Indemnification Agreement on the date first written above.


                                        /s/ Jay S. Walker
                                        -----------------
                                        JAY S. WALKER



                                        NSSI HOLDINGS INC.



                                        By: /s/ Jeremy B. Koch
                                           -------------------
                                        Name: Jeremy B. Koch
                                        Title: President



                                        SYNAPSE GROUP, INC.



                                        By: /s/ Michael R. Loeb
                                           --------------------
                                        Name:  Michael Loeb
                                        Title:  President